EXHIBIT 21

                       LIST OF SUBSIDIARIES OF THE COMPANY

SourceOne Group, Inc., a Delaware corporation and a wholly-owned subsidiary of ITEC.

Dealseekers.com,  Inc.,  a  Delaware  corporation,  71.4%  owned  by  ITEC.

Quik  Pix,  Inc.,  a  Delaware  corporation,  85%  owned  by  ITEC.

Greenland  Corporation,  a  Nevada  corporation,  88%  owned  by  ITEC.

EnStructure,  Inc.,  a Nevada corporation and a wholly-owned subsidiary of ITEC.

EduAdvantage.com, Inc., a California corporation and a wholly-owned subsidiary of ITEC. (Inactive)

Laser Printer Accessories Corporation, a Delaware corporation and a wholly-owned subsidiary of ITEC (Inactive).

Personal Computer Products, Inc., doing business as PCPI Technologies, a California corporation and a wholly-owned subsidiary of ITEC (Inactive)

Co-Processors, Inc., a California corporation and a wholly-owned subsidiary of ITEC (Inactive).

NewGen Imaging Systems, Inc., a California corporation and a wholly-owned subsidiary of ITEC (Inactive).

Prima, Inc., a California corporation and a wholly-owned subsidiary of ITEC (Inactive).

McMican Corporation, a California corporation and a wholly-owned subsidiary of ITEC (Inactive)

Color Solutions, Inc., a California corporation and a wholly-owned subsidiary of ITEC.

ExpertHR, a Nevada corporation and a wholly-owned subsidiary of Greenland Corporation.

ExpertHR-Oklahoma, Inc., a Nevada corporation and a wholly-owned subsidiary of Greenland Corporation

Check Central, Inc., a Nevada corporation and a wholly-owned subsidiary of Greenland Corporation